                                          Rule 424(b)(3)
                                          File No. 333-58723
Pricing Supplement No. 9                  Dated: January 12, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes-Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $15,000,000             Issue Price: 100%

Original Issue Date: January 14, 1999     Stated Maturity Date: January 12, 2001

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 12th day of January, April, July and October, beginning April 12, 1999 up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 12th day of January, April, July and October, beginning April 12, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: 5.41031%

Index Maturity: 3 Month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A                Minimum Interest Rate: N/A

Spread (+/-): +.35%                       Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .0950133%

Other Provisions:   a)   AMOUNT ISSUED TO DATE, PRIOR TO PRICING
                         SUPPLEMENT NO. 9 UNDER MTN-SERIES I PROGRAM:
                         $815,000,000.00
                    b)   CUSIP #42333HKT8

Agent: J. P. Morgan Securities Inc.
       60 Wall Street
       New York, New York 10260

                                          Rule 424(b)(3)
                                          File No. 333-58723

Pricing Supplement No. 10                 Dated: January 12,1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes-Fixed Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $22,000,000             Issue Price: 100%

Original Issue Date: January 15, 1999     Stated Maturity Date: January 16, 2001

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [X] Other:  Fixed

Interest Reset Period: N/A

Interest Payment Period: Semi-Annual

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
N/A

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 15th day of January and July, beginning July 15, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): N/A

Initial Interest Rate: 5.55%

Index Maturity: N/A

Day Count Convention: 30/360

Maximum Interest Rate: N/A                Minimum Interest Rate: N/A

Spread (+/-): N/A                         Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .094%

Other Provisions:   a)    AMOUNT ISSUED TO DATE, PRIOR TO PRICING
                          SUPPLEMENT NO. 10 UNDER MTN-SERIES I PROGRAM:
                          $830,000,000.00
                    b)    CUSIP #42333HKU5

Agent: J. P. Morgan Securities Inc.
       60 Wall Street
       New York, New York 10260

                                          Rule 424(b)(3)
                                          File No. 333-58723
Pricing Supplement No. 11                 Dated: January 13, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes-Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $50,000,000             Issue Price: 100%

Original Issue Date: January 19, 1999     Stated Maturity Date: January 19, 2001

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 19th day of January, April, July and October, beginning April 19, 1999 up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 19th day of January, April, July and October, beginning April 19, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: To be determined

Index Maturity: 3 Month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A                Minimum Interest Rate: N/A

Spread (+/-): +.35%                       Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .0942%

Other Provisions:   a)   AMOUNT ISSUED TO DATE, PRIOR TO PRICING
                         SUPPLEMENT NO. 11 UNDER MTN-SERIES I PROGRAM:
                         $852,000,000.00
                    b)   CUSIP #42333HKV3

Agent: Salomon Smith Barney
       Seven World Trade Center
       New York, New York 10048